POWER OF ATTORNEY


     The undersigned officers and Directors of Hennessy Funds, Inc. (the "Company") hereby appoint Neil J. Hennessy, as attorney-in-fact and agent, with the power to execute and to file any of the documents referred to below relating to the initial registration of the Company as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and the registration of the Company's securities under the Securities Act of 1933, as amended (the "Securities Act") including the Company's Registration Statement on Form N-8A, N-1A or Form N-14, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings and proxy materials. Each of the undersigned grants to the said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     The undersigned officers and Directors hereby execute this Power of Attorney as of this 29th day of October, 2003.




                                 President and Treasurer (Principal Executive,
                                 Financial and Accounting Officer) and a
/s/ Neil J. Hennessy             Director
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Neil J. Hennessy

                                 Director
/s/ Robert T. Doyle
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Robert T. Doyle*

                                 Director

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J. Dennis DeSousa*

                                 Director
/s/ Harry F. Thomas
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Harry F. Thomas*